"EXHIBIT 10.17"

                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE


     This Settlement Agreement and Mutual General Release (the "Agreement"), dated January 29, 1998, is made by and between Belin Rawlings and Badal LLP, a California Limited Liability Partnership ("Belin Rawlings") on the one hand and Numex Corporation, a California Corporation and JACK I. SALZBERG, an individual ("Salzberg") on the other hand, with reference to the following:

     A.  Belin  Rawlings  provided  legal   representation  and  services  ("the
Representation") to Numex.

     B. On or about June 28, 1994 Numex executed a Promissory Note in favor of Belin Rawlings for fees due in connection with the Representation in the principal amount of $175,000.00. The Promissory Note was guaranteed by Salzberg.

     C. On May 15, 1997 the American Arbitration Association, John H.
Brinsley, Arbitrator, issued its Award of Arbitrator against Numex and Salzberg and in favor of Belin Rawlings in the total sum of $208,777.66 plus costs and interest. The Award was confirmed as a Judgment entered on July 24, 1997.

     D. The parties hereto now desire to put to rest all of their differences and disputes relating to these matters, as well as any potential claims that may exist between them.

     NOW THEREFORE in consideration of the following convenants, promises and conditions, the parties agree as follows:

     1. Concurrent with the execution of this Agreement, Numex or Salzberg shall pay to Belin Rawlings the sum of One Hundred Fifteen Thousand Five Hundred Fifty Dollars ($115,550.00).

     2. Belin Rawlings shall provide Numex with a Satisfaction of Judgment in favor of Numex and Salzberg.

     3. Belin Rawlings hereby completely releases and forever discharges Numex and Salzberg and each of their heirs, successors, predecessors, assigns, affiliates, parents, subsidiaries, partners, officers, directors, attorneys, shareholders, agents, servants and employees from any and all claims, actions, causes of action or demands, claims, debts, expenses and attorney fees of any kind or nature, in law or in equity, known or unknown, presently in existence or which may arise in the future, arising out of or in connection with any claim, cause, act or event whatsoever which occurred prior to the date of this Agreement, including but not limited to any claim arising out of or in connection with the Representation, the Promissory Note or the Judgment.

     4. Numex and Salzberg hereby completely release and forever discharge Belin Rawlings and each of its heirs, successors, predecessors, assigns, affiliates, parents, subsidiaries, partners officers, directors, attorneys, shareholders, agents, servants and employees from any and all claims, actions, causes of action or demands, claims, debts, expenses and attorneys fees of any kind or nature, in law or in equity, known or unknown, presently in existence or which may arise in the future, arising out of or in connection with any claim, cause, act or event whatsoever which occurred prior to the date of this Agreement, including but not limited to any claim arising out of or in connection with the Representation, the Promissory Note or the Judgment.

     5. The parties hereto each agree and acknowledge that this Agreement constitutes a full, complete, fair and final mutual release and settlement of all claims and disputes between them, known or unknown, contingent or accrued, that exist or may hereafter exist between them. The parties hereto hereby waive any and all rights which either may have under the provisions of Section 1542 of the Civil Code, which section reads as follows:

               "A  general  release  does not  extend  to  claims  which  the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor."

     6. The parties hereto represent and warrant that each has secured independent legal advise and consultation in connection with this Agreement, and that neither has relied upon any representation or statement by the other in executing this Agreement, other than those which are expressly made herein.

     7. This Agreement and all matters relating to the validity, construction, interpretation, enforcement and effect of this Agreement shall be governed by the laws of the State of California.

     8. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application to such provision to the other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     9. This Agreement contains the entire understanding and Agreement between the parties hereto, and it is expressly understood and agreed that this Agreement may not be altered, amended or otherwise modified in any respect except by writing, duly executed by all parties hereto.

     10. The parties hereto agree that should this Agreement be breached, the breaching party shall stay and hold harmless the nonbreaching party from any and all claims, costs and expenses, including, but not limited to, reasonable attorneys fees incurred as a result of such breach.


BELIN RAWLINGS & BADAL LLP

/s/  CHIP RAWLINGS
By:  Chip Rawlings


NUMEX CORPORATION

/s/  JACK I. SALZBERG
By:  Jack Salzberg
Title:  President

/s/  JACK I. SALZBERG
By:  Jack Salzberg, Individual